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                           COMMERCIAL BANCSHARES, INC.

EXHIBIT 21


                           COMMERCIAL BANCSHARES, INC.
                           ---------------------------

                                 State of                  Percentage of
      Subsidiary               Incorporation             securities owned
      ----------               -------------             ----------------
The Commercial Savings Bank        Ohio                100% by the Corporation

Advantage Finance, Inc.            Ohio                100% by The Commercial
                                                            Savings Bank

Beck Title Agency, Ltd.            Ohio                 49% by The Commercial
                                                            Savings Bank

Cash Advantage, Inc.               Ohio                100% by the Corporation


The principal office of The Commercial Savings Bank is located in Upper Sandusky, Ohio, while the principal office of Advantage Finance, Inc. is in Marion, Ohio, and the principal office of Beck Title Agency is in Carey, Ohio. The principal office of Cash Advantage, Inc. is in Findlay, Ohio.



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